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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement of Essex International Inc. and Superior TeleCom Inc. that is made a part of Amendment No. 3 to the Registration Statement (Form S-4) and Prospectus of Superior TeleCom Inc. and Superior Trust I for the registration of 8 1/2% Trust Convertible Preferred Securities of Superior Trust I and 8 1/2% Convertible Subordinated Debentures and Common Stock of Superior TeleCom Inc. and to the incorporation by reference therein of our report dated January 27, 1998, with respect to the consolidated financial statements and schedules of Essex International Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                          /S/ ERNST & YOUNG LLP
                 ---------------------------------------------------------------

                                             Ernst & Young


Indianapolis, Indiana
February 23, 1999